MACE SECURITY INTERNATIONAL, INC.
FORM S-8

EXHIBIT 4.1
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                        MACE SECURITY INTERNATIONAL, INC.
                         NONQUALIFIED STOCK OPTION PLAN
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                               TABLE OF CONTENTS

 1    Purpose and scope                                                    1

 2    Definitions                                                          1

 3    Stock to be Optioned                                                 2

 4    Administration of the plan                                           2

 5    Eligibility                                                          3

 6    Option Price                                                         3

 7    Terms and Conditions of Options                                      3

      (a)   Services                                                       3
      (b)   Time and Method of Payment                                     3
      (c)   Number of Shares                                               3
      (d)   Options Period and Limitations on exercise of Options          4
      (e)   Method of Exercise                                             4

 8    Termination of Service                                               4

 9    Rights in Event of Death                                             4

10    No Obligation to exercise Options                                    4

11    Nonassignability                                                     5

12    Effects of Changes in the Stocks Subject to the Plan                 5

13    Amendment and Termination of the Plan                                5

14    Representation by Participant                                        6

15    Reservation of Shares of Stock                                       6

16    Effective Date                                                       6

17    Governing Law                                                        6

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                       MACE SECURITY INTERNATIONAL, INC.
                         NONQUALIFIED STOCK OPTION PLAN

1.    PURPOSE AND SCOPE

      The purposes of this plan are (1) to encourage stock ownership by employees, directors, distributors and consultants of Mace Security International, Inc. (the "Company"), (2) to provide an incentive for such persons to expand and improve the profits and prosperity of the Company, and (3) to assist the Company in attracting and retaining key personnel through the grant of options to purchase shares of the Company's common stock.

2.    DEFINITIONS

      Unless otherwise required by the context, the following terms used in the Plan shall have the following meanings:

2.1   "Board" shall mean the Board of Directors of the Company.

2.2 "Committee" shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of at least two members appointed by the Board.

2.3 "Company" shall mean Mace Security International, Inc., a Delaware corporation.

2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5 "Option" shall mean a right to purchase stock, granted pursuant to the Plan.

2.6 "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section 6 below.

2.7 "Participant" shall mean an employee, director or distributor of, or a consultant to, the Company or any Subsidiary, to whom an Option is granted under the Plan.

2.8 "Plan" shall mean this Mace Security International, Inc. Nonqualified Stock Option Plan, as amended from time to time.

2.9 "Stock" shall mean the common stock of the Company, par value one cent ($0.01).
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2.10. "Stock Option Agreement" shall mean an agreement between the Company and a
      Participant, setting forth the terms and conditions upon which an Option is granted to the Participant.

2.11. "Subsidiary" shall mean:

      (a) A subsidiary corporation of the Company, as defined in Sections 424(f) and 424(g) of the Code; and

      (b) Any other corporation with respect to which the Board, upon recommendation of the Committee, determines that such corporation's employees shall be eligible to participate herein.

2.12. "Termination of Service" shall mean

      (a) In the case of a Participant who was granted an Option in his or her capacity as an employee of the Company or a Subsidiary, the date on which he or she ceases to be employed by the Company or any subsidiary.

      (b) In the case of a Participant who was granted an Option in his or her capacity as a director of the Company or a Subsidiary, the date on which he or she ceases to serve as a director of the Company or any Subsidiary.

      (c) In the case of a Participant who was granted an Option in his or her capacity as a consultant to, or distributor of, the Company or a Subsidiary, the date on which the Committee determines, in its discretion, that he or she has ceased to render substantial services, in such capacity, to the Company or any Subsidiary.

3.    STOCK TO BE OPTIONED

      Subject to the provisions of Section 12 of the Plan, the maximum number of shares of Stock which may be optioned or sold under the Plan is six hundred thirty thousand (630,000) shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

4.    Administration of the Plan

      (a) The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by individuals, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him or her in good faith.

      (b) The Committee may construe and interpret the Plan and Options granted thereunder and establish, amend, and revoke rules and regulations for administration of the Plan. The Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Stock Option Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.


                                        2
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5.    ELIGIBILITY

      The Board, upon recommendation of the Committee, may grant Options to any employee, director or distributor of, or consultant to, the Company or any Subsidiary; provided, however, that in the case of a Subsidiary described in Section 2.11 (b), Options may be granted only to employees. Options may be awarded by the Board at any time and from time to time to new Participants, or to existing Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee, shall determine. Options granted at different times need not contain similar provisions.

6.    OPTION PRICE

      The Board, upon recommendation of the Committee, shall establish the purchase price for Stock under each Option. The price shall be equal to or greater than the greater of (1) eighty percent (80%) of the fair market value of the Stock (as determined by the Committee) at the time the Option is granted, or (2) the par value of the Stock.

7.    TERMS AND CONDITIONS OF OPTIONS

      Each Option granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by a Stock Option Agreement in such form as the Board, upon recommendation of the Committee, shall from time to time approve with respect to that Option. The terms and provisions applicable to different Options need not be identical. Any Stock Option Agreement shall, unless the agreement specifically provides otherwise, comply with and be subject to the following terms and conditions:

      (a) Services: The Board may, in its discretion, include a condition that the Participant shall agree to remain in the employ of, and/or to continue to render services to, the Company or any Subsidiary for a period of time (specified in the agreement) following the date on which the Option is granted. No such agreement shall impose upon the Company or any Subsidiary any obligation to employ any Participant for any period of time.

      (b) Time and Method of Payment: The Option Price shall be paid in full, at the time an Option is exercised under the Plan. The price may be paid either (i) in cash or (ii) by the Participant delivering to the Company stock certificates, duly endorsed for transfer, for shares of Stock with a fair market value (as determined by the Committee) equal to or less than the Option Price, plus cash in an amount equal to the excess, if any, of the Option Price over the fair market value of such shares of stock. Otherwise, any purported exercise of an Option shall be invalid and of no effect. Promptly after the exercise of an option and payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his or her ownership of the number of shares of Stock with respect to which the option has been exercised. A Participant shall have none of the rights of a shareholder until shares are issued to him or her, and no adjustment will be made for dividends or other rights for which the record date is prior to the date on which such certificate is issued.

      (c) Number of Shares: Each Stock Option Agreement shall state the total number of shares of Stock to which it pertains and may also state the minimum number of shares of Stock to which an Option may be exercised at any one time.


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      (d)   Option Period and Limitations on Exercise of Options: The Board may,
            in its discretion, provide that an Option may not be exercised, in whole or in part, for any period or periods of time specified in the Stock Option Agreement. Except as provided in the Stock Option Agreement, an Option may be exercised, in whole or part, at any time during its term. No Option may be exercised after the expiration of fifteen (15) years from the date on which it is granted. No Option may be exercised for a fractional share of Stock.

      (e) Method of Exercise: Any Option granted under the Plan may be exercised by the Participant by delivering to the Committee on any business day a written notice specifying the number of shares of Stock which the Participant then desires to purchase (the "Notice").

8.    TERMINATION OF SERVICE

      (a) Except as provided in Section 9 below, if a Participant has a Termination of Service, his or her Options shall terminate immediately; provided, however, that if a Participant's Termination of Service is due to his or her retirement, with the consent of the Company or any such Subsidiary, the Participant may, at any time within three (3) months after such Termination of Service, exercise his or her Options to the extent that he or she was entitled to exercise them on the date of Termination of Service. In no event shall any Option be exercisable more than fifteen (15) years from the date on which it was granted.

      (b) The Committee may cancel an Option before or during the three (3) month period referred to in paragraph (a) if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company or Subsidiary. The Committee shall determine in each case whether a Termination of Service shall be considered a retirement with the consent of the Company or a Subsidiary and, subject to applicable law, whether a leave of absence shall constitute a Termination of Service. Any such determination of the Committee shall be final and conclusive, unless affirmitively overruled by the Board.

9.    RIGHTS IN EVENT OF DEATH

      If a Participant dies before incurring a Termination of Service, or within twelve (12) months after having retired with the consent of the Company or any Subsidiary, and without having fully exercised his or her Options, the executors or administrators of his or her estate (or, if no executor or administrator has qualified as such, the Participant's distributes under the applicable state laws of intestate distribution) shall have the right to exercise such Options, to the extent that such deceased Participant was entitled to exercise the Options on the date of his or her death. In no event shall any Option be exercisable hereunder after the earlier of (i) fifteen (15) years from the date on which it was granted or nine (9) months from the date of the Participant's death.

10.   NO OBLIGATION TO EXERCISE OPTIONS

      The grant of an Option shall impose no obligation upon the Participant to exercise such Option.


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11.   NONASSIGNABILITY

      Options shall not be transferable, other than by will or by the laws of intestate distribution. During a Participant's lifetime, Options shall be exercisable only by such participant.

12.   EFFECT OF CHANGES IN THE STOCK SUBJECT TO THE PLAN

      (a) The aggregate number of shares of Stock available for Options under the Plan, the number of shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan (as specified in Section 16) resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) any other increase or decrease on such shares effected without receipt of consideration by the Company.

      (b) If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled to after the merger or consolidation.

      (c) Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 9 to exercise an Option) shall have the right, immediately prior to such dissolution, liquidation, or consolidation, to exercise such Participant's Options, in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

      (d) Adjustments under this Section 12 shall be determined by the Board, upon recommendation by the Committee, and such determinations shall be conclusive. No fractional shares of Stock shall be issued under the Plan on account of any adjustment specified above.

13.   AMENDMENT AND TERMINATION OF THE PLAN

      The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as required by law or as specifically authorized herein. Unless sooner terminated or extended, the Plan shall remain in effect for a period of fifteen (15) years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.


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14.   REPRESENTATION BY PARTICIPANT

      As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant, at the time of such exercise, that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Security Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

15.   RESERVATION OF SHARES OF STOCK

      The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed necessary by counsel for the Company, for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability with respect to any failure to issue or sell Stock as to which the requisite authority has not been obtained.

16.   EFFECTIVE DATE

      The Plan shall be effective on and from the later of (a) the date on which the Plan is approved by resolution of the Board or (b) the date on which the Plan is approved by the Company's shareholders in accordance with the requirements of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934.

17.   GOVERNING LAW

      The Plan shall be governed by laws of the State of Delaware (other than its laws regarding choice of laws), except to the extent that such state law is preempted by federal law.


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                        MACE SECURITY INTERNATIONAL, INC.

                         NONQUALIFIED STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

1. A STOCK OPTION for a total of ______ shares of Common Stock, par value one cent ($0.01), of Mace Security International, Inc. a Delaware corporation ("Company") is hereby granted to_________________________ (the
      "Optionee"), subject in all respects to the terms and provisions of the Mace Security International, Inc. Nonqualified Stock Option Plan (the "Plan"), dated __________, 1993, which has been adopted by the Company and which is incorporated herein by reference.

2. The option price, as determined by the Board of Directors of the Company, is _________ dollars ($_________) per share.

3. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would violate any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his or her exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that he or she acquires under this Option are being acquired for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

4. This Option may not be transferred in any manner otherwise than by will or the laws of intestate distribution, and may be exercised only by the Optionee during the lifetime of the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

5. This Option may not be exercised more than fifteen (15) years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

                                                       Dated: ____________, 1993

                                               MACE SECURITY INTERNATIONAL, INC.

                                               By:
                                                  ------------------------------
                                                     Its duly Authorized Officer

                ATTEST:


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The Optionee acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with its terms and provisions. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final, all decisions and interpretations of the Board of Directors and, where applicable, the Stock Option Plan Committee, upon any question arising under the Plan.

As a condition to the issuance of shares of Common Stock of the Company under this Option, the Optionee authorizes the Company to withhold, in accordance with applicable law, from any cash compensation payable to him or her any taxes required to be withheld by the Company under Federal, State, or local law (i) as a result of his or her exercise of the Option, or (ii) as a precondition of the Company's entitlement to an income tax deduction. Alternatively, by prior agreement with the Company, or if and to the extent that the Participant's cash compensation is insufficient for the Company to withhold the full amount required, then the Optionee agrees to remit to the Company, at the time of any exercise of this Option, the amount of any such taxes required to be withheld by the Company.

                                                       Dated: ____________, 1993


                                              ----------------------------------
                                              Optionee